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Antwerpse Diamantbank NV                                                  [LOGO]


       Free translation
Confidential                           Antwerpen, 30th December 2005


                                       LAZARE KAPLAN BELGIUM (LKB) NV
                                       Hoveniersstraat 30 bus 162
                                       B-2018 ANTWERPEN 1



This letter replaces our confirmation letter dated 5th October 2001.


Dear Sirs,


Referring to our recent conversations we have the pleasure to confirm that our bank is willing to continue the existing bankrelation and credits, with retention of the existing guarantees and collaterals, without debt novation and subject to the modalities and conditions as stipulated here below.

1.  Amount
    A credit of a countervalue of maximum 25.000.000 US$ (twenty-five million US dollar). Drawings will only be permitted in US dollar and Euro.

2.  Utilisation forms and modalities
    In principle the aforesaid credit is only to be utilised for overdrafts in current accounts. Utilization, other than overdrafts in current accounts (e.g. straight loans, discount, bank guarantees issued by us, forward contracts, ...), as well as utilization not directly connected to your diamond activities, always require a preliminary and explicit consent of our bank.

    This credit is to be utilised according to the modalities as specified in annexe 1.

3.  Interest conditions
    With regard to the overdrafts in current accounts, following interests and provisions will be charged: debt interest: for utilization in EUR: base rate EUR-ADB (presently 3,50% per annum) increased with 0.60% per annum, for utilization in USD: Libor USD fixing 3 months increased with 1,60% per annum. overdraft provision: nil.
    Changes in aforesaid base rates will be communicated as the occasion arises, either by letter or by computer generated message.
    With regard to possible utilization as overdrafts in current account in other currencies than BEF or USD and utilization other than overdrafts in current account, the debit interest and/or commission will be fixed the moment this utilization is authorized.
    As well as for possible overdrawing of credit facilities (cfr article 6 of our General Credit Granting Conditions) or in case of insufficient collateral(s) (cfr "utilisation modalities" in present letter), the Bank has the right to increase aforesaid conditions with maximum 0,50%.




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                 Pelikaanstraat 54 o B-2018 Antwerpen o Belgium
                tel +32 (0)3 204 72 04 o fax +32 (0)3 233 90 95 o
                    telex 31673 ADIABA B o Swift ADIA BE 22
             BTW BE 0404 465 551 RPR-Antwerpen o P.R. 000-0018639-15





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                                                                             p 2


                                       Antwerpen, 30th December 2005


                                       LAZARE KAPLAN BELGIUM (LKB) NV
                                       Hoveniersstraat 30 bus 162
                                       B-2018 ANTWERPEN 1



4.  General Conditions
    The granting of this credit is governed by our General Conditions for Banking Operations(1) and by our General Credit Granting Conditions(2) of which you already received a copy and to which you already explicitly agreed and enclosed addendum dated 30th December 2005. As far as necessary the acceptance of this credit reconfirms your agreement with said General Conditions. Moreover we link to this credit the stipulations specified in annexe 1 and we stipulate further that the credit granted by our bank implies that you will at least once a year provide us with a full insight information in your financial structure and that you will offer no personal guarantees and/or collateral to any other financial institution or to any third party without the preliminary and written consent of our bank.
    Without prejudice to the foregoing, personal guarantees or collateral covering a credit or granted, for whatever reason, to other financial institutions or to third parties will, in all instances also have to be granted to the bank in proportion to the credit granted by the latter.

5.  Guarantees and Collateral
    As guarantee for all amounts you are or will be due to our bank in view of this credit, besides the activity linked collateral stipulated in annexe 1, following guarantees and commitments are granted:
    - a corporate guarantee of LAZARE KAPLAN INTERNATIONAL INC, New York, acting amongst others through its LAZARE KAPLAN DIVISION (New York), PREFERED DIAMONDS DIVISION (New York), SCIENTIFIC DIVISION (New York) and LAZARE KAPLAN (PUERTO RICO) DIVISION (Puerto Rico), for the total engagements
    - a corporate guarantee of LAZARE KAPLAN AFRICA INC, Delaware for the total engagements
    - a corporate guarantee of LAZARE KAPLAN EUROPE INC, Delaware for the total engagements
    - a corporate guarantee of LAZARE KAPLAN JAPAN INC, Delaware for the total engagements
    -  the exclusivity of credit granting
    - Documents relating to the imports of Angolan rough (from the mines) need to be handed over to the Bank for registration purposes only.
    - Sales of these goods (Angolan rough from the mines) need to be invoiced separately as the financing of these sales will be done in a separate subfacility.
    Additional or complementary collateral which we would obtain (cfr art. 15 of our aforesaid General Credit Granting Conditions) will also be registered in our books.
    LAZARE KAPLAN INTERNATIONAL INC., New York, makes itself strong that, should one or more of the companies mentioned below, would become active and / or would remarkably be capitalised, our bank will obtain the guarantee(s) of said company(ies):
    -  LAZARE KAPLAN (SIERRA LEONE) LTD, Bermuda
    -  LAZARE KAPLAN GHANA LTD, Bermuda
    -  LAZARE KAPLAN (BERMUDA) LTD, Bermuda
    -  KAPLAN OFFSHORE TRADING LTD, Bermuda
    -  LKN DIAMOND COMPANY, Bermuda
    -  LK ENTERPRISES INC, Delaware
    -  RCS INC, Delaware
    -  LK RUSSIA INC, Delaware
    -  LAZARE KAPLAN BELGIUM JEWELRY NV







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  (1) Registered in Antwerp 10, five page, no forwarding, part 540 page 81 section 13 on 2nd November 2000.
  (2) Registered in Antwerp 10, two page, no forwarding, part 545 page 61 section 2 on 23rd April 2002.




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                 Pelikaanstraat 54 o B-2018 Antwerpen o Belgium
                tel +32 (0)3 204 72 04 o fax +32 (0)3 233 90 95 o
                    telex 31673 ADIABA B o Swift ADIA BE 22
             BTW BE 0404 465 551 RPR-Antwerpen o P.R. 000-0018639-15





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                                                                             p 3


                                       Antwerpen, 30th December 2005


                                       LAZARE KAPLAN BELGIUM (LKB) NV
                                       Hoveniersstraat 30 bus 162
                                       B-2018 ANTWERPEN 1



    Unless your agreement, the above-mentioned credit proposal is only valid during two weeks; we therefore kindly request you to confirm your agreement with the contents of the present letter by returning to us within 15 days the attached copy of this letter, signed by your legal representatives, under your company's seal and hand-written statement "seen and approved".


                                       Yours faithfully,






                Christine Ver Elst                       Theo Strous
            International Credit Risks                Managing Director
                  Vice President              Member of the Executive Committee




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                 Pelikaanstraat 54 o B-2018 Antwerpen o Belgium
                tel +32 (0)3 204 72 04 o fax +32 (0)3 233 90 95 o
                    telex 31673 ADIABA B o Swift ADIA BE 22
             BTW BE 0404 465 551 RPR-Antwerpen o P.R. 000-0018639-15